Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION REPORTS SALES GROWTH OF 32%

DROVE DILUTED EARNINGS PER SHARE OF $0.25

FOR FIRST QUARTER OF FISCAL 2024

•	FIRST QUARTER REVENUE ESTABLISHED A QUARTERLY RECORD OF $47.6 MILLION WHICH BENEFITTED FROM PROJECT TIMING

•	SALES GROWTH DRIVEN BY DEFENSE MARKET WHICH INCREASED 133% INCLUDING STRENGTH ACROSS DEFENSE PRODUCT OFFERINGS

•	GROSS MARGIN INCREASED 440 BASIS POINTS TO 23.1% ON BETTER MIX OF HIGHER MARGIN PROJECTS, BETTER PRICING, AND IMPROVING EXECUTION

•	ACHIEVED NET INCOME OF $2.6 MILLION; EARNINGS PER DILUTED SHARE INCREASED MORE THAN 300% OVER THE PRIOR-YEAR PERIOD TO $0.25

•	RECEIVED ORDERS OF $67.9 MILLION IN THE QUARTER, UP $27.6 MILLION YEAR-OVER-YEAR; INCLUDED $22 MILLION OF STRATEGIC INVESTMENT AND FOLLOW-ON ORDERS FROM MAJOR DEFENSE CUSTOMER

•	DROVE RECORD BACKLOG OF $322.0 MILLION, UP 24% YEAR-OVER-YEAR

•	RAISES FISCAL 2024 GUIDANCE BASED ON STRONG FIRST QUARTER PERFORMANCE

BATAVIA, NY, August 7, 2023 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries, today reported financial results for its first quarter ended June 30, 2023 (“first quarter fiscal 2024”).

Daniel J. Thoren, President and Chief Executive Officer, commented, “We had a better-than-expected start to the year with strong first quarter results. We had improved execution, utilized our expanded capacity and are timely delivering to customer requirements, even as schedules may shift. We also benefited in the quarter from an unusually better mix of business and the timing of projects flowing through production. Importantly, we continue to strengthen our relationships with our defense customers, advance opportunities in the space industry and are positioning the business to serve the new energy markets with cryogenic solutions. The investments we made to meet defense customers’ delivery requirements have proven to be effective and was validated by the $13.5 million strategic investment we received to expand our capabilities and be ready to support future opportunities, if selected. We have earned the position of being a key strategic supplier to support the Naval Nuclear Propulsion Program.”

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Separately, the Company announced today that it had received a strategic investment by a customer to expand production capabilities at its Batavia, New York facility.

He added, “While we delivered in the quarter, there is still much work to do to get where we need to be as an organization. We are making investments in infrastructure, information systems and people. We are evolving the culture of the Company as well. I have been excited to see how our teams are questioning and challenging each other. Everyone is stepping up to own our future. While we have made measurable progress these last two years, we will continue to drive to advance our operations to deliver on our goals to exceed $200 million in revenue and achieve low to mid-teen adjusted EBITDA margins by fiscal 2027.”

First Quarter Fiscal 2024 Performance Review (All comparisons are with the same prior-year period unless noted otherwise.)

($ in millions except per share data)	Q1 FY24	Q1 FY23	Change
Net sales	$47.6	$36.1	$11.5
Gross profit	$11.0	$6.7	$4.3
Gross margin	23.1%	18.7%
Operating profit	$3.7	$1.0	$2.7
Operating margin	7.7%	2.7%
Net income	$2.6	$0.7	$1.9
Diluted earnings per share	$0.25	$0.06	$0.19
Adjusted net income*	$3.6	$1.3	$2.3
Adjusted diluted earnings per share	$0.33	$0.12	$0.21
Adjusted EBITDA*	$5.6	$2.7	$2.9
Adjusted EBITDA margin*	11.8%	7.6%

*

Graham believes that adjusted EBITDA (defined as consolidated net income before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses (income), and other unusual/nonrecurring expenses), and adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales), which are non-GAAP measures, help in the understanding of its operating performance. Moreover, Graham’s credit facility also contains ratios based on adjusted EBITDA as defined in the lending agreement. Graham also believes that adjusted net income and adjusted diluted net income per share, which excludes intangible amortization, other costs related to the acquisition, and other unusual/nonrecurring (income) expenses, provides a better representation of the cash earnings of the Company. See the attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted net income (loss) per share, as well as the reconciliation of net income to adjusted EBITDA, adjusted net income, and adjusted diluted net income per share.

Net sales of $47.6 million increased 32%, or $11.5 million. Growth in the defense market, as well as improvements in the commercial aftermarket, more than offset softness in the refining industry and declines in the space market. Aftermarket sales to the refining and petrochemical markets were $9.2 million, up 49%. See supplemental data for a further breakdown of sales by market and region.

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Compared with the prior year period, the 63% increase in gross profit and 440 basis point expansion of gross margin reflected higher margin projects, improved pricing, timing of material receipts and improving execution.

Selling, general and administrative expense (“SG&A”), inclusive of amortization, in the first quarter of fiscal 2024 was $7.3 million, or 15% of sales, up $1.5 million over the prior-year period. Approximately $0.9 million of the increase was attributable to higher performance-based compensation expense, including $0.8 million related to the supplemental performance bonus payout to Barber Nichols employees in connection with the 2021 acquisition.

Net income nearly tripled to $2.6 million, or $0.25 per diluted share. On a non-GAAP basis, adjusted net income* and net income per diluted share* were $3.6 million and $0.33, respectively, compared with $1.3 million and $0.12 during the same period a year ago.

Cash Management and Balance Sheet

Cash generated from operations in the first quarter was $8.6 million. Cash and cash equivalents on June 30, 2023, were $24.7 million up from $18.3 million on March 31, 2023. Capital expenditures for the first quarter of fiscal 2024 were $1.5 million.

Debt at quarter end was down $0.4 million to $11.3 million compared with March 31, 2023. As of June 30, 2023, the Company was in compliance with its lending agreement with a leverage ratio as calculated in accordance with the terms of the credit facility of 1.6x. At June 30, 2023, the amount available under the revolving credit facility was approximately $26 million to support organic growth initiatives.

Orders and Backlog

(See supplemental data filed with the securities and Exchange Commission on Form 8-K and provided on the Company’s website for a further breakdown of orders and backlog by market)

($ in millions).

	Q1 23	Q2 23	Q3 23	Q4 23	FY23	Q1 24
Orders	$40.3	$91.5	$20.0	$50.9	$202.7	$67.9

Backlog	$260.7	$313.3	$293.7	$301.7	$301.7	$322.0

Orders for the three-month period ended June 30, 2023, were up $27.6 million, or 69%, to $67.9 million compared with $40.3 million for the same period of fiscal 2023. Included in orders and backlog is the $13.5 million strategic investment from a major defense customer which the Company announced separately today. The purpose of the investment is to expand its Batavia production capabilities for complex defense components including delivering on $8.5 million follow on orders received from that customer.

Aftermarket orders for the refining and petrochemical markets were $7.9 million in the first quarter fiscal 2024, down from $10.1 million in the first quarter fiscal 2023 and lower than the $9.3 million in orders received in the fourth quarter of fiscal 2023.

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Backlog for the quarter was $322.0 million, up 24% compared with the prior-year period and up 7% compared with the end of the trailing fourth quarter of fiscal 2023. Approximately 50% of orders currently in backlog are expected to be converted to sales in the next twelve months and another 25% to 30% is expected to convert to sales over the following year. The majority of orders expected to convert beyond twelve months are for the defense industry, specifically the U.S. Navy.

Christopher J. Thome, Vice President and Chief Financial Officer, noted, “The strategic investment we received from our defense customer is recorded in backlog and represents pre-payment on current and potential future orders. The cash investment will be used to expand our capabilities and positions us to meet our customer’s requirements and support the U.S. Navy’s shipbuilding schedule.”

Fiscal 2024 Outlook

The Company has increased guidance for fiscal 2024 as follows:

(as of August 7, 2023)	Updated Fiscal 2024 Guidance	Previous Guidance
Revenue:	$170 million to $180 million	$165 million to $175 million
Gross margin:	~18% to 19%	~17% to 18%
SG&A expense(1)	Unchanged	~15% to 16%
Adjusted EBITDA(2)	$11.5 million to $13.5 million	$10.5 million to $12.5 million
Effective tax rate	Unchanged	~22%-23%
Capital expenditures(3)	$12.0 million to $13.5 million	$5.5 million - $7.0 million

(1)

Annual SG&A expense as a % of sales includes approximately $2 million to $3 million of BN performance bonus and approximately $0.5 million to $1.0 million of enterprise resource planning system (“ERP”) conversion costs.

(2)

Annual adjusted EBITDA excludes approximately $2 million to $3 million of BN performance bonus and approximately $0.5 million to $1.0 million of ERP conversion costs. See “Forward-Looking Non-GAAP Measures” below for additional information about this non-GAAP measure.

(3)	The increase in capital expenditures reflects the application of the strategic investment purchase order received from a customer to expand production capabilities in the Company’s Batavia operations

Webcast and Conference Call

GHM’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time (“ET”) to review its financial condition and operating results, as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be made available immediately prior to the conference call on GHM’s investor relations website.

A question-and-answer session will follow the formal presentation. GHM’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored from the events section of GHM’s investor relations website.

A telephonic replay will be available from 3:00 p.m. ET on the day of the teleconference through Monday, August 21, 2023, at 11:59 p.m. ET. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13739641 or access the webcast replay via the Company’s website at ir.grahamcorp.com, where a transcript will also be posted once available.

About Graham Corporation

GHM is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems.

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “outlook,” “anticipates,” “believes,” “could,” “guidance,” “should,” ”may”, “will,” “goals,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, its ability to meet customers’ shipment and delivery expectations, its ability to continue to strengthen relationships with customers in the defense industry, its ability to position itself to take advantage of the new energy market with cryogenic solutions, expected expansion and growth opportunities within its domestic and international markets, anticipated sales, revenues, adjusted EBITDA, adjusted EBITDA margins, capital expenditures and SG&A expenses, the timing of conversion of backlog to sales, orders, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness and productivity, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition and growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Forward-Looking Non-GAAP Measures

Forward-looking adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2024 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial estimates set forth above may be material.

Key Performance Indicators

In addition to the foregoing non-GAAP measures, management uses the following key performance metrics to analyze and measure the Company’s financial performance and results of operations: orders, and backlog. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

products and/or services. Backlog is defined as the total dollar value of net orders received for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as it often times is a leading indicator of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.

For more information, contact:

Christopher J. Thome Vice President - Finance and CFO Phone: (585) 343-2216	Deborah K. Pawlowski Kei Advisors LLC Phone: (716) 843-3908 dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Graham Corporation

Consolidated Statements of Operations - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022	% Change
Net sales	$47,569	$36,075	32%
Cost of products sold	36,592	29,331	25%

Gross profit	10,977	6,744	63%
Gross margin	23.1%	18.7%
Other expenses and income:
Selling, general and administrative	7,019	5,485	28%
Selling, general and administrative – amortization	274	274	0%

Operating profit	3,684	985	274%

Operating margin	7.7%	2.7%

Other expense (income), net	93	(63)	N/A
Interest expense, net	185	157	18%

Income before provision for income taxes	3,406	891	282%
Provision for income taxes	766	215	256%

Net income	$2,640	$676	291%

Per share data:
Basic:
Net income	$0.25	$0.06	317%

Diluted:
Net income	$0.25	$0.06	317%

Weighted average common shares outstanding:
Basic	10,653	10,610
Diluted	10,719	10,630

N/A: Not Applicable

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Graham Corporation

Consolidated Balance Sheets – Unaudited

(Amounts in thousands, except per share data)

	June 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$24,662	$18,257
Trade accounts receivable, net of allowances ($1,878 and $1,841 at June 30 and March 31, 2023, respectively)	29,544	24,000
Unbilled revenue	34,467	39,684
Inventories	25,490	26,293
Prepaid expenses and other current assets	2,675	1,534
Income taxes receivable	509	302

Total current assets	117,347	110,070
Property, plant and equipment, net	25,910	25,523
Prepaid pension asset	6,179	6,107
Operating lease assets	8,071	8,237
Goodwill	23,523	23,523
Customer relationships, net	10,571	10,718
Technology and technical know-how, net	9,048	9,174
Other intangible assets, net	7,438	7,610
Deferred income tax asset	1,792	2,798
Other assets	149	158

Total assets	$210,028	$203,918

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2,000	$2,000
Current portion of finance lease obligations	26	29
Accounts payable	15,085	20,222
Accrued compensation	10,334	10,401
Accrued expenses and other current liabilities	5,706	6,434
Customer deposits	56,016	46,042
Operating lease liabilities	1,114	1,022
Income taxes payable	62	16

Total current liabilities	90,343	86,166
Long-term debt	9,303	9,744
Finance lease obligations	77	85
Operating lease liabilities	7,278	7,498
Deferred income tax liability	1	108
Accrued pension and postretirement benefit liabilities	1,337	1,342
Other long-term liabilities	1,968	2,042

Total liabilities	110,307	106,985

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $0.10 par value, 25,500 shares authorized, 10,818 and 10,774 shares issued and 10,675 and 10,635 shares outstanding at June 30 and March 31, 2023, respectively	1,082	1,075
Capital in excess of par value	28,641	28,061
Retained earnings	80,083	77,443
Accumulated other comprehensive loss	(7,551)	(7,463)
Treasury stock (143 and 138 shares at June 30 and March 31, 2023, respectively)	(2,534)	(2,183)

Total stockholders’ equity	99,721	96,933

Total liabilities and stockholders’ equity	$210,028	$203,918

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Graham Corporation

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2023	2022
Operating activities:
Net income	$2,640	$676
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	793	856
Amortization	446	619
Amortization of actuarial losses	211	168
Amortization of debt issuance costs	59	34
Equity-based compensation expense	293	114
Deferred income taxes	855	225
(Increase) decrease in operating assets:
Accounts receivable	(5,769)	(34)
Unbilled revenue	5,171	(2,580)
Inventories	780	(930)
Prepaid expenses and other current and non-current assets	(1,065)	(745)
Income taxes receivable	(159)	(6)
Operating lease assets	293	467
Prepaid pension asset	(72)	(163)
Increase (decrease) in operating liabilities:
Accounts payable	(4,745)	3,016
Accrued compensation, accrued expenses and other current and non-current liabilities	(868)	(878)
Customer deposits	10,002	(504)
Operating lease liabilities	(256)	(431)
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(6)	(593)

Net cash provided (used) by operating activities	8,603	(689)

Investing activities:
Purchase of property, plant and equipment	(1,499)	(284)

Net cash used by investing activities	(1,499)	(284)

Financing activities:
Principal repayments on debt	(500)	(2,500)
Proceeds from the issuance of debt	—	2,000
Principal repayments on finance lease obligations	(11)	(6)
Repayments on lease financing obligations	(74)	(67)
Payment of debt issuance costs	—	(122)
Purchase of treasury stock	(57)	(22)

Net cash used by financing activities	(642)	(717)

Effect of exchange rate changes on cash	(57)	(146)

Net increase (decrease) in cash and cash equivalents	6,405	(1,836)
Cash and cash equivalents at beginning of period	18,257	14,741

Cash and cash equivalents at end of period	$24,662	$12,905

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Graham Corporation

Adjusted EBITDA Reconciliation

(Unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Net income	$2,640	$676
Acquisition & integration costs	—	54
Barber-Nichols performance bonus	767	—
Debt amendment costs	—	153
Net interest expense (income)	185	157
Income taxes	766	215
Depreciation & amortization	1,239	1,475

Adjusted EBITDA	$5,597	$2,730

Adjusted EBITDA margin %	11.8%	7.6%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share Reconciliation

(Unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Net income	$2,640	$676
Acquisition & integration costs	—	54
Amortization of intangible assets	446	619
Barber-Nichols performance bonus	767	—
Debt amendment costs	—	153
Normalized tax rate(1)	(279)	(173)

Adjusted net income	$3,574	$1,329

GAAP diluted net income per share	$0.25	$0.06
Adjusted diluted earnings per share	$0.33	$0.12
Diluted weighted average common shares outstanding	10,719	10,630

(1)	Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the full year expected effective tax rate.

Graham Corporation Reports Sales Growth of 32% Drove Diluted Earnings per Share of $0.25

for First Quarter of Fiscal 2024

August 7, 2023

Non-GAAP Financial Measures

Adjusted EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses, and other unusual/nonrecurring expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information, such as Adjusted EBITDA and Adjusted EBITDA margin, is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Moreover, Graham’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA, and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Adjusted net income (loss) and adjusted diluted earnings (loss) per share are defined as net income (loss) and diluted earnings (loss) per share as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income (loss) and adjusted diluted earnings (loss) per share are not measures determined in accordance with GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Graham believes that providing non-GAAP information, such as adjusted net income and adjusted diluted earnings (loss) per share, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current fiscal year’s net income (loss) and diluted earnings (loss) per share to the historical periods’ net income (loss) and diluted earnings (loss) per share. Graham also believes that adjusted earnings (loss) per share, which adds back intangible amortization expense related to acquisitions, provides a better representation of the cash earnings of the Company.

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